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                                                                   Exhibit 23.2


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-115433 and 333-50371) of our report dated January 13, 2005 on the consolidated statements of income, changes in stockholders' equity and cash flows of Slade's Ferry Bancorp. and subsidiary for the year ended December 31, 2004, appearing in this Annual Report on Form 10-K of Slade's Ferry Bancorp.


/s/ Shatswell, MacLeod & Company, P.C.


West Peabody, Massachusetts
March 27, 2007